                                                                   EXHIBIT 10.38



                                 LEASE AGREEMENT


                                     BETWEEN

                        EASTPARK TECHNOLOGY CENTER, LTD.,
                                    AS LESSOR


                                       AND

                         EXABYTE CORPORATION, AS LESSEE

                                TABLE OF CONTENTS


1.  PREMISES AND TERM.......................................................1

2.  BASE RENT, SECURITY DEPOSIT AND RENT ESCALATION.........................2

3.  TAXES...................................................................3

4.  LESSOR'S REPAIRS........................................................4

5.  LESSEE'S MAINTENANCE AND REPAIR OBLIGATIONS.............................4

6.  ALTERATIONS.............................................................5

7.  SIGNS...................................................................5

8.  UTILITIES...............................................................5

9.  INSURANCE...............................................................5

10. FIRE AND CASUALTY DAMAGE................................................6

11. LIABILITY AND INDEMNIFICATION...........................................7

12. USE ....................................................................8

13. INSPECTION..............................................................8

14. ASSIGNMENT AND SUBLETTING...............................................9

15. CONDEMNATION...........................................................10

16. HOLDING OVER...........................................................10

17. QUIET ENJOYMENT........................................................10

18. EVENTS OF DEFAULT......................................................11

19. REMEDIES...............................................................12

20. MORTGAGES..............................................................14

21. MECHANIC'S LIENS.......................................................15

22. MISCELLANEOUS..........................................................15

23. NOTICES................................................................17

24. HAZARDOUS WASTE........................................................18


25. LESSOR'S LIEN..........................................................18

EXHIBIT A - Legal Description of the Land
EXHIBIT B - Work Letter
EXHIBIT B-1 - Contract Documents

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") is made effective on December 9, 1991, by EASTPARK TECHNOLOGY CENTER, LTD., a Colorado limited partnership ("Lessor"), and EXABYTE CORPORATION, a Delaware corporation ("Lessee").

                                  RECITATIONS:

         Lessor owns certain real property located at 1777 Exposition Drive, Boulder, Boulder County, Colorado. A portion of such property lies under the following existing or proposed improvements, which are collectively called "Premises" in this Lease and are further described on Exhibit A attached to this
Lease:

                  o A current facility ("Current Facility") of approximately 47,255 sq. ft. to be expanded by 1,043 sq. ft.; and

                  o A proposed addition ("Addition") to the Current Facility, to be approximately 36,541 sq. ft.

The parties desire that the Current Facility be renovated and expanded and that the Addition be constructed in accordance with the Work Letter attached to this Lease as Exhibit B, and that the entire Premises be leased to Lessee.

After completion of the Premises and for purposes of the provisions of this Lease, including but not limited to the calculation of Base Rent, the total square footage shall be measured in accordance with the single-tenant standard approved by the Building Owners and Managers Association International ("BOMA"). The parties anticipate the total size of the Premises to be approximately 84,839 sq. ft.

         Therefore, in consideration of the mutual covenants set forth in this Lease, and other good and valuable consideration, the parties agree as follows:

1. PREMISES AND TERM. Lessor hereby leases the Premises to Lessee, including the existing Current Facility and the proposed Addition, together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease.

         A. The term of this Lease shall commence on the Commencement Date as set forth in the Work Letter attached as Exhibit B to this Lease (the "Commencement Date"). The term of this Lease shall end on the last day of the month that is 120 months after the month of the Commencement Date.

         B. Lessee acknowledges and agrees that (1) Lessee has inspected and accepts the Current Facility and the plans for the proposed renovation of it described in Exhibit B; (2) the Current Facility, with the plans for the proposed renovation, is suitable for the purpose for which it is leased; (3) no representations as to the renovation of the Current Facility, nor promises to alter, remodel or improve the Premises have been made by Lessor except as set forth in Exhibit B.

2.       BASE RENT, SECURITY DEPOSIT AND RENT ESCALATION.

         A. Lessee agrees to pay to Lessor rent for the Premises, in advance, without demand, deduction or set off, at the annual rate of Ten and 64/100 Dollars ($10.64) per square foot of the Premises, payable on a monthly basis during the term of this Lease. One monthly installment of Base Rent shall be due and payable on the Commencement Date and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due for any fractional calendar month shall be prorated.

         B. In addition, Lessee agrees to deposit with Lessor on the date hereof a cash amount equal to one month's rent, which shall be held by Lessor, without obligation for interest, as security for the performance of Lessee's obligation under this Lease, it being expressly understood and agreed that this deposit is not an advance rental deposit or a measure of Lessor's damages in case of Lessee's default. Upon each occurrence of an event of default, Lessor may use all or part of the deposit to pay past due rent or other payments due Lessor under this Lease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided herein or, provided by law. On demand, Lessee shall pay Lessor the amount that will restore the security deposit to its original amount. The security deposit shall be deemed the property of Lessor, but any remaining balance of such deposit shall be returned by Lessor to Lessee when Lessee's obligations under this Lease has been fulfilled.

         C. On the first day of the month following each anniversary of the Commencement Date of this Lease, Lessor may increase the Base Rent payable for the subsequent twelve (12)-month period. The increase shall be measured by the increase in the Consumer Price Index, as described below, but shall not exceed five percent (5%) of the Base Rent owing for the immediately preceding year ("the 5% Cap"). The following definitions and methods shall be used to calculate the increases in Base Rent under this Paragraph:

                  (1) "Consumer Price Index" shall mean the semiannual indexes of the Consumer Price Index for all Urban Consumers, Denver-Boulder, Colorado (All Items; 1982-84 equals 100) issued by the United States Department of Labor, Bureau of Labor Statistics, or any successor agency of the United States that issues such indexes or any successor index.

                  (2) "Initial Consumer Price Index" shall mean the Consumer Price Index published for the nearest calendar period preceding the Commencement Date of this Lease.

                  (3) "Latest Consumer Price Index" shall mean the Consumer Price Index published for the nearest calendar period preceding the first day on which an increase under this Lease is to be effective.

                  (4) "Previous Consumer Price Index" shall mean the Consumer Price Index published for the nearest calendar period preceding the first day on which the previous increase under this Lease was effective.

                  (5) The first increase will be calculated by multiplying the Base Rent by a fraction, with the numerator being the Latest Consumer Price Index and the denominator being the Initial Consumer Price Index.

                  (6) Each subsequent increase will be calculated by multiplying the then current Base Rent by a fraction, with the numerator being the Latest Consumer Price Index and the denominator being the Previous Consumer Price Index.

                  (7) To the extent that the calculation under subparagraphs (5) and (6) above exceeds the 5% Cap, such excess ("Excess") shall be preserved and carried forward to subsequent years until utilized. All or part of the Excess may be added to the amount calculated under subparagraph (6) above for any subsequent year, subject to the 5% Cap.

                  (8) If the Consumer Price Index is discontinued, Lessor will designate an alternative comparable index to be used in calculating the increase in the Base Rent under this Lease.

                  (9) Lessee will not be entitled to a credit for any decrease in the Consumer Price Index.

3.       TAXES

         A. Lessee agrees to pay, prior to delinquency, all taxes, assessments (whether special or otherwise), and governmental charges of any kind and nature (collectively called "Taxes") that accrue against the Premises. If at any time during the term of this Lease there shall be levied, assessed or imposed on Lessor a capital levy or other tax directly on the rents received therefrom or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises, then all such taxes, assessments, levies or charges, or the part so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof.

         B. Lessee shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Lessor or Lessor's property and (i) Lessor pays the same or (ii) the assessed value of Lessor's property is increased by inclusion of such personal property and fixtures and Lessor pays the increased taxes, then upon demand Lessee shall reimburse Lessor for such taxes.

4.       LESSOR'S REPAIRS.

         A. Lessee understands and agrees that this Lease is a "net" lease, and as such, Lessor's maintenance, repair and replacement obligations are limited to those set forth in this Paragraph 4A. Lessor, at its own cost and expense, shall maintain only the roof structure, foundation and the structural soundness of the exterior walls of the Premises in good repair, reasonable wear and tear excluded. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Lessee shall immediately give Lessor written notice of defect or need for repairs, after which Lessor shall have reasonable opportunity to repair same or cure such defect.

         B. If Lessee fails, within a reasonable time, to perform Lessee's maintenance, repair and replacement obligations and any other items that are otherwise its obligations under Paragraph 5B, then Lessor reserves the right to perform such obligations and require reimbursement from Lessee upon demand.

5.       LESSEE'S MAINTENANCE AND REPAIR OBLIGATIONS.

         A. Lessee, at its own cost and expense, shall maintain all parts of the Premises (except those for which Lessor is expressly responsible hereunder) in good condition, reasonable wear and tear excepted, and promptly make all necessary nonstructural repairs and replacements to the Premises. In addition, Lessee is responsible for causing the parking areas, driveways, alleys and grounds surrounding the Premises to be maintained in a good, neat, clean and sanitary condition, which includes without limitation (1) promptly making all necessary repairs and replacements thereto, (2) repaving of the parking areas associated with the Premises, (3) maintenance and replacement of all grass, shrubbery and other landscape treatments surrounding the Premises, (4) maintenance and repainting of the exterior of the Premises, (5) sewage line plumbing, and (6) any other maintenance items normally associated with the foregoing.

         B. Lessee agrees to pay its proportionate share of the cost of operation, maintenance or landscaping of any property or facility that is operated, maintained or landscaped by any property owner or community owner association that is named in any restrictive covenants or deed restrictions to which the Premises are subject.

         C. Lessee, at its own cost and expense, shall cause to be performed, in accordance with standards reasonably suitable to Lessor, regularly scheduled preventive maintenance and services on all hot water, heating and air conditioning systems and equipment within the Premises. Such maintenance and services must include all service suggested by the equipment manufacturers in their operations/maintenance manuals and must become effective within thirty
(30) days of the date Lessee takes possession of the Premises.

         D. Lessee and its employees, customers and licensees shall have the exclusive rights to use any parking areas that have been designated for such use by

Lessor in writing, subject to (1) all reasonable rules and regulations promulgated by Lessor and (2) any rights of ingress and egress of other persons. Lessor shall not be responsible for enforcing Lessee's parking rights against any third parties. Lessee agrees not to use more spaces than so provided.

6. ALTERATIONS. Lessee shall not make any alterations, additions or improvements to the Premises that exceed a cost of $15,000.00 for any single project or system or that change the exterior or the structure of the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires, provided that (a) such items do not alter the basic character of the Premises; (b) such items do not overload or damage the Premises; (c) such items may be removed without injury to the Premises; and (d) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Lessor's specifications and requirements. All shelves, bins, machinery and trade fixtures installed by Lessee shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating the Premises, at which time Lessee shall restore the Premises to their original condition. All installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Premises.

7. SIGNS. Any signage, decorations, advertising media, blinds, draperies, window treatments, bars, and security installations Lessee desires for the Premises shall be subject to Lessor's prior written approval, which approval will not be unreasonably withheld, and shall be submitted to Lessor prior to the Commencement Date. Lessee shall repair, paint, and/or replace the building facia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage. Lessee shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or doors lettering, placards, decorations or advertising media of an type that can be viewed from the exterior of the Premises without Lessor's prior written consent, which shall not be unreasonably withheld. The parties agree, however, that Lessor's consent shall not be required for minor signage (such as, parking signs) that does not affect the general appearance of the Premises.

8. UTILITIES. Lessee shall obtain and pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Lessee's use of the Premises, and any maintenance charged for utilities. Lessor shall not be liable for any interruption or failure of utility service on the Premises.

9.       INSURANCE.

         A. Lessee, at its own expense, shall maintain insurance covering the Premises in an amount equal to the full "replacement cost" thereof, insuring against the perils of fire, lightning, extended coverage, vandalism and malicious mischief.

         B. Lessee, at its own expense, shall maintain during the term of this Lease (1) a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage in the amount of One Million Dollars ($1,000,000.00) per occurrence for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises, and (2) fire and extended coverage insurance covering the replacement costs of (a) all alterations, additions, partitions and improvements installed or placed on the Premises and (b) all of Lessee's personal property contained within the Premises. Said policies shall (i) name Lessor as an additional insured, (ii) be issued by an insurance company which is acceptable to Lessor, and (iii) provide that said insurance shall not be cancelled unless ten (10) days prior written notice shall have been given to Lessor, and (iv) shall be delivered to Lessor by Lessee upon commencement of the term of the Lease and upon each renewal of said insurance.

         C. Lessee will not permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, or (3) disallow any sprinkler credits.

10.      FIRE AND CASUALTY DAMAGE.

         A. If the Premises are damages or destroyed, Lessee immediately shall give written notice to Lessor ("Notice of Damage"). If the Premises are totally destroyed or so damaged by an adequately insured peril that, and in Lessor's reasonable estimation, rebuilding or repairs, with appropriate financing, cannot be completed within one hundred eighty (180) days after the date of the Notice of Damage, then Lessor will so notify Lessee within forty-five (45) days after Lessor's receipt of the Notice of Damage. This Lease shall then terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the Notice of Damage.

         B. If the Premises are damaged by any insured peril and, in Lessor's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the Notice of Damage, this Lease shall not terminate, and Lessor shall restore the Premises to substantially its previous condition, except that Lessor shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and such other improvements required to be covered by Lessee's insurance pursuant to Paragraph 9B above. Effective upon the date of the Notice of Damage and ending upon substantial completion, the rent shall be abated to the extent that the Premises are unfit for occupancy. Lessor shall pursue the restoration with reasonable diligence, but if such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of the Notice of Damage, Lessee, as Lessee's exclusive remedy, may either:

                  (1) Terminate this Lease by delivering written notice of termination to Lessor within thirty (30) days after the end of such 180-day period; or

                  (2) Receive a credit against future rent owing under this Lease in an amount equal to one day's rent for each day past such 180-day period that the repairs and rebuilding are not substantially complete. For purposes of the rent credit set forth in this paragraph, the phrase "one day's rent" shall be based upon the rental rate in effect prior to the casualty damage.

         C. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within forty-five (45) days after the Notice of Damage, whereupon all rights and obligations hereunder shall cease and terminate.

         D. Anything in this Lease to the contrary notwithstanding, to the extent of a recovery of loss proceeds under the policies of insurance described in this Lease, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, or personal property within the Premises arising from or caused by fire or other casualty or hazard covered or required to be covered by hazard insurance under this Lease. Upon execution of this Lease, Lessor and Lessee shall notify their respective insurance companies of the mutual waivers contained herein and, if available, shall cause each policy described in this Lease to be so endorsed.

11.      LIABILITY AND INDEMNIFICATION.

         A. Lessee hereby indemnifies and agrees to hold harmless and to defend Lessor and its affiliated companies and their respective agents, servants, directors, officers, and employees (collectively called "Indemnitees") from and against any and all liabilities, claims, suits, damages, costs (including court costs, attorney's fees, and costs of investigation) and claims of liability, and actions of any kind arising or alleged to arise by reason of Lessee's use of the Premises or any injury (including death) to any person or damage to or loss of any property whatsoever occurring in, on, or about the Premises or any part thereof. The only circumstance under which Lessee's obligation to indemnify Indemnitees does not apply is with respect to an occurrence resulting solely from the gross negligence or willful misconduct of an Indemnitee. Lessee further indemnifies and agrees to hold Indemnitees harmless from and to defend Indemnitees against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or negligence of Lessee, or any of its agents, contractors, employees, licensees or invitees. Indemnitees shall not be liable to Lessee for any damage by or from any act or negligence of any visitor to the Premises or any owner or occupant of adjoining or contiguous property. If any action or proceeding shall be brought by or against any Indemnitee in connection with any such liability or claim, Lessee, on notice from Lessor, shall defend such action or proceeding, at Lessee's expense, by or through attorneys reasonably satisfactory to Lessor. The provisions of this Paragraph shall apply to all activities of Lessee with respect to the Premises whether occurring before or after the Commencement Date and before or after the expiration or termination of this Lease. Lessee's obligations under this Paragraph shall not be limited to the limits of coverage of insurance maintained or required to be maintained by Lessee under this Lease.

         B. Indemnitees shall not be liable for any damage to property entrusted to them, nor for the loss or damage to any property by theft or otherwise, by any means whatsoever, nor for any injury (including death) to persons or damage to or loss of property resulting from fire, act of God, public enemy, riot, strike, insurrection, explosion, falling plaster, repairs, steam, gas, electricity, water, or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other place or resulting from dampness, or resulting from the actions of Lessor or its agents, or any other cause whatsoever; provided, however, that nothing contained herein shall be construed to relieve Indemnitees from liability for any personal injury resulting solely from their gross negligence or willful misconduct. All personal property upon the Premises shall be at the risk of the Lessee only, and no Indemnitees shall be liable for any damage thereto or theft thereof, whether or not due in whole or in part to the negligence of any Indemnitee. Indemnitees shall not be liable for interference with the light, view or other incorporeal hereditaments. Lessee shall give prompt notice to Lessor in case of fire or accidents in the Premises, or of material defects therein or in the fixtures or equipment.

12. USE. Lessee shall use the Premises primarily for the purpose of production facilities for the manufacturing and servicing of computer products and any office use. Lessee shall refrain from the sale of merchandise and performance of services not usually incidental to such business. Lessee shall not use the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. Lessee shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Lessee's sole expense. Lessee shall not permit any objectionable or unpleasant odors, smoke, dust, gas or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Lessor or any other lessees of the Building. Lessee shall comply with all requirements of any restrictive covenants, deed restrictions, community owner association, or other subdivision matters to which the Premises are subject. Lessee acknowledges that Lessor shall have the right at any time to impose reasonable rules and regulations governing Lessee's use of the Premises.

13. INSPECTION. In the event of an emergency, Lessor or Lessor's agents and representatives shall have the right to enter the Premises at any time and will use reasonable efforts to notify Lessee orally beforehand. When there is no emergency, Lessor or Lessor's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours, upon prior oral or written notice to and approval of Lessee, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is eight
(8) months prior to the end of the Lease term, upon oral or written notice to Lessee, Lessor and Lessor's representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, Lessor shall have the right to erect a suitable sign on the Premises stating the Premises are available. Lessee shall notify Lessor in writing in thirty (30) days prior to vacating the Premises and shall arrange to meet with Lessor for a joint inspection of the Premises prior to vacating. If Lessee fails to give such notice or to arrange for such inspection, then Lessor's inspection of the Premises shall be deemed correct for the purpose of determining Lessee's responsibility for repairs and restoration of the Premises.

14.      ASSIGNMENT AND SUBLETTING.

         A. Lessee shall not have the right to sublet all or part of the Premises or to assign, transfer or encumber this Lease, or any interest therein, without the prior written consent of Lessor. Such consent shall not be unreasonably withheld as to a proposed sublease of the Premises; provided, however, that Lessor may consider many factors in determining whether or not to consent, including but not limited to the type of business to be operated by the proposed sublessee and such sublessee's creditworthiness and financial status. Notwithstanding anything to the contrary set forth in this paragraph, Lessor hereby consents to any assignment of this Lease to Lessee's successor in interest by operation of law, other than pursuant to a reorganization under the Bankruptcy Code. Any attempted assignment, subletting, transfer or encumbrance by Lessee in violation of the terms and covenants of this Paragraph shall be void. No assignment, subletting or other transfer, whether consented to by Lessor or not, or permitted hereunder, shall relieve Lessee of its liability under this Lease. If an event of default occurs while the Premises or any part thereof are assigned or sublet, then Lessor, in addition to any other remedies provided under this Lease or by law, may collect directly from such assignee, sublessee or transferee all rents payable to the Lessee and apply such rent against any sums due Lessor hereunder. No such collection shall be construed to constitute a novation or a release of Lessee from the further performance of Lessee's obligations under this Lease.

         B. Upon the occurrence of an assignment or subletting, whether consented to by Lessor or mandated by judicial intervention, Lessee hereby assigns, transfers and conveys all rents or other sums received by Lessee under any such assignment or sublease that are in excess of the rents and other sums payable by Lessee under this Lease, and Lessee agrees to pay such amounts within ten (10) days after receipt.

         C. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101, et. seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Lessor's property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor.

         D. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Lessor an instrument confirming such assumption. The assignor in such situation, however, shall not be released from any obligation under this Lease except in a specific, written release signed by Lessor.

15. CONDEMNATION. If more than fifty percent (50%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Lessee, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than fifty percent (50%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Lessor, and Lessee hereby assigns any interest in any such award to Lessor; provided, however, Lessor shall have no interest in any award made to Lessee for loss of business or goodwill or for the taking of Lessee's fixtures and improvements if a separate award for such items is made to Lessee.

16. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Lessee immediately shall deliver, possession to Lessor with all repairs and maintenance required herein to be performed by Lessee completed. If, for any reason, Lessee retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be subject to termination by either Lessor or Lessee at any time upon not less than ten (10) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor from time to time, upon demand, as rental for the period of such possession, an amount equal to 150% of the rent in effect on the termination date, computed on a daily basis for each day of such period. No holding over by Lessee, whether with or without consent of Lessor shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 16 shall not be construed as consent for Lessee to retain possession of the Premises in the absence of written consent thereto by Lessor.

17. QUIET ENJOYMENT. Lessor represents that it has the authority to enter into this Lease and that so long as Lessee pays all amounts due and performs all other covenants and agreements; under this Lease, Lessee shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from

Lessor, subject to the terms and provisions of this Lease. If this Lease is a sublease, then Lessee agrees to take the Premises subject to the provisions of the prior leases.

18. EVENTS OF DEFAULT. Each of the following events of default (individually called "event of default") shall be deemed to be an event of nonperformance by Lessee under this Lease:

         A. Lessee shall fail to pay any installment of rent owing under this Lease when due, or any other payment or reimbursement to Lessor required under this Lease when due, and such failure shall continue for a period of ten (10) days after written notice of such failure is given by Lessor to Lessee.

         B. Lessee shall (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

         C. Any case, proceeding or other action against the Lessee shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;
(iii) appointment of a receiver, trustee, custodian or other similar official for it for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

         D. Lessee shall (i) vacate all or a substantial portion of the Premises or (ii) fail to continuously operate its business at the Premises for the permitted use set forth in this Lease, whether or not Lessee is in default of the rental payments due under this Lease.

         E. Lessee shall fail to discharge any lien claimed or filed against the Premises in violation of Paragraph 21 hereof or provide indemnification acceptable to Lessor regarding such lien within twenty (20) days after Lessee learns of any such lien or claim.

         F. Lessee shall fail to comply with any nonmonetary term, provision or covenant of this Lease (other than those listed in this Paragraph 18) and such failure continues for more than thirty (30) days after Lessor delivers written notice of the failure to Lessee; or, if such failure cannot be corrected within the 30-day period but

Lessee does not commence to correct the failure within the 30-day period and thereafter diligently prosecute the correction of same to completion.

19.      REMEDIES.

         A. Upon each occurrence of an event of default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand;

            (1)   Terminate this Lease;

            (2) Enter upon and take possession of the Premises without terminating this Lease; and

            (3) Alter all locks and other security devices at the Premises with or without terminating this Lease, and pursue, at Lessor's option, one or more remedies pursuant to this Lease, Lessee hereby specifically waiving any state or federal law to the contrary; and in any such event Lessee immediately shall surrender the Premises to Lessor, and if Lessee fails so to do, Lessor, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying such Premises or any part thereof without being liable for prosecution or any claim of damages therefor.

         B. If Lessor terminates this Lease pursuant to the remedies set forth in this Paragraph 19, then at Lessor's option Lessee shall be liable for and shall pay to Lessor the sum of all rental and other payments owing to Lessor under this Lease and accrued to the date of such termination, plus, as liquidated damages, an amount equal to (1) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Paragraph 1, less
(2) the then present fair market rental value of the Premises for such period, which Lessor and Lessee stipulate and agree to be seventy-five percent (75%) of the rental amount set forth in Paragraph 2 above. Lessor agrees to accept such amount as liquidated damages and not as a penalty. The parties agree that such liquidated damages are reasonable and that Lessor's actual damages in the event of Lessee's default would be uncertain and difficult to ascertain.

         C. If Lessor repossesses the Premises without terminating the Lease, Lessee, at Lessor's option, shall be liable for and shall pay Lessor on demand all rental and other payments owed to Lessor hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Lessee to Lessor until the date of expiration of the term set forth in Paragraph 1, diminished by all amounts received by Lessor through reletting the Premises during such remaining term (but only to the extent of the rent herein reserved). Actions to collect amounts due by Lessee to Lessor under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Lessor's waiting until expiration of the Lease term.

         D. Upon an event of default, in addition to any sum provided to be paid under this Lease, Lessee also shall be liable for and shall pay to Lessor (i) any brokers' fees incurred by Lessor in connection with reletting the whole or any part of the Premises; (ii) the costs of removing and storing Lessee's or any other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new lessee; and
(iv) all reasonable expenses incurred by Lessor in enforcing or defending Lessor's rights and remedies. If either party institutes any action or proceeding to enforce any provision of this Lease by reason of any alleged breach of such provision, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with such proceeding.

         E. In the event Lessee fails to make any payment under this Lease when due, to help defray the additional cost to Lessor for processing such late payments, Lessee shall pay to Lessor on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an additional event of default under this Lease. The provision for such late charge shall be in addition to all of Lessor's rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner.

         F. Exercise by Lessor of any one or more remedies hereunder granted or otherwise available at law or equity shall not be deemed to be an acceptance of any surrender of the Premises by Lessee, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee. Lessee and Lessor further agree that forbearance by Lessor to enforce its rights for any default under this Lease at law or in equity shall not be a waiver of Lessor's right to enforce one or more of its rights in connection with any subsequent default.

         G. In the event of repossession of the Premises for an event of default, Lessor shall use reasonable efforts to relet the Premises and to collect rental after reletting; provided, that Lessee shall not be entitled to credit or reimbursement of any proceeds in excess of the rental owed hereunder. Lessor may relet the whole or any portion of the Premises for any period, to any Lessee and for any use and purpose.

         H. If Lessor fails to perform any of its obligations hereunder within thirty (30) days after written notice from Lessee specifying such failure, Lessee's exclusive remedy shall be an action for damages. Unless and until Lessor fails to so cure any default after such notice, Lessee shall not have any remedy or cause of action by reason thereof. All obligations of Lessor hereunder will be binding upon Lessor only during the period of its ownership of the Premises and not thereafter. The term "Lessor" shall mean only the owner of the Premises from time to time, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of Lessor thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision of this Lease, Lessor shall not have any personal liability hereunder. In the event of any breach or default by Lessor in any term or provision of this Lease, and, as a consequence, if Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title, and interest of Lessor in the Premises, and in the rents or other income from the Premises receivable by Lessor, and neither Lessor nor Lessor's owners, partners or venturers shall have any personal, partnership, corporate or other liability hereunder.

         I. If Lessor repossesses the Premises pursuant to the authority granted in this Lease, then Lessor shall have this right to (i) keep in place and use or
(ii) remove and store all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Lessee at any time prior to any foreclosure thereon by Lessor or repossession thereof by any other lessor or lienholder. Lessor also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Lessor a copy of any instrument represented by Claimant to have been executed by Lessee (or any predecessor of Lessee) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Lessor to inquire into the authenticity or legality of said instrument. The rights of Lessor set forth in this subparagraph shall be in addition to any and all other rights that Lessor has or may hereafter have at law or in equity; and Lessee stipulates and agrees that the rights granted Lessor are commercially reasonable.

         J. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as rent, shall constitute rent.

         K. This is a contract under which applicable law excuses Lessor from accepting performance from (or rendering performance to) any person or entity other than Lessee.

20. MORTGAGES. Lessee accepts this Lease subject and subordinate to any mortgages or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of' trust elects to have Lessee's interest in this Lease superior to any such instrument, then by notice to Lessee from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Lessee agrees to attorn to any mortgagee, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Lessor under this Lease, provided that such mortgagee, trustee, or purchaser affords Lessee the quiet enjoyment of the Premises as set forth in Paragraph 17 of this Lease. Lessee, at any time hereafter, within ten (10) days after demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purposes of subjecting and subordinating this Lease to the lien of any such mortgage. If Lessee fails to execute the same within such ten (10) day period, Lessor is hereby authorized to execute the same as attorney-in-fact for Lessee, and Lessee hereby appoints Lessor as its attorney-in-fact for such purpose.

21. MECHANIC'S LIENS. Lessee has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Lessor or Lessee in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Lessee, including those who may furnish materials or perform labor for any construction or repairs. Lessee covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Lessor harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Lessor in the Premises or under the terms of this Lease. Lessee agrees to give Lessor immediate written notice of the placing of any lien or encumbrance against the Premises.

22.      MISCELLANEOUS.

         A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         B. Any exhibits and schedules attached to this Lease are incorporated into it for all purposes.

         C. The terms, provisions, covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

         D. Lessor shall not be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, acts of God or labor disputes.

         E. Lessee agrees, from time to time, within ten (10) days after request of Lessor, to deliver to Lessor, or Lessor's designee, a Certificate of Occupancy and an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other factual matters pertaining to this Lease as may be requested by Lessor. It is understood and agreed that Lessee's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Lessor's execution of this Lease. If Lessee fails to execute the same within such ten (10) day period, Lessor is hereby authorized to execute the same as attorney-in-fact for Lessee, and Lessee hereby appoints Lessor as its attorney-in-fact for such purpose.

         F. This Lease constitutes the entire understanding and agreement of the Lessor and Lessee with respect to the subject matter of this Lease and contains all of the covenants and agreements, oral or written, that have been made by Lessor or Lessee or anyone acting on their behalf regarding the Lease. Any prior agreements, promises, negotiations, or representations regarding the Lease that are not expressly set forth herein are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties. The parties acknowledge that this Lease is made subject to all mortgages or deeds of trust now or at any time hereafter constituting a lien upon the Premises, and Lessee agrees to execute any amendments to this Lease that may be reasonably requested by the holder of such liens.

         G. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Lessee's vacating the Premises, Lessee shall pay to Lessor any amount reasonably estimated by Lessor as necessary to put the Premises, including but not limited to all heating and air conditioning systems and equipment, in good condition and repair, reasonable wear and tear excluded. Lessee shall also, prior to vacating the Premises, pay to Lessor the amount, as estimated by Lessor, of Lessee's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Lessor for payment of such obligations of Lessee hereunder, with Lessee being liable for any additional costs therefor upon demand by Lessor, or with any excess to be returned to Lessee after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Lessor shall be credited against the amount due for Lessee under this Paragraph 22G.

         H. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         I. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the effective date set forth at the beginning of this Lease.

         J. Lessee represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than as may be referenced in a separate written agreement executed by Lessee, and delivered to Lessor, and Lessee agrees to indemnify and hold Lessor harmless from and against any claims by any other broker, agent or other persons claiming a commission or other form of compensation by virtue of having dealt with Lessee with regard to this transaction.

         K. If and when included within the term "Lessor," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their execution of a notice, specifying some individual at some specific address for the receipt of notices and payments to Lessor. If and when included within the term "Lessee," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Lessee. All parties included within the terms "Lessor" and "Lessee," respectively, shall be bound by notices given in accordance with the provisions of Paragraph 23 hereof to the same effect as if each had received such notice.

23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Lessor to Lessee or with reference to the sending, mailing or delivering of any notice or the making of any payment by Lessee to Lessor shall be deemed to be complied with when and if the following steps are taken:

         A. All rent and other payments required to be made by Lessee to Lessor hereunder shall be payable to Lessor at the address for Lessor set forth on the signature page of this Lease or at such other address as Lessor may specify from time to time by written notice delivered in accordance herewith. Lessee's obligation to pay rent and any other amounts to Lessor under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Lessor. In addition to base rental due hereunder, all sums of money and all payments due Lessor hereunder shall be deemed to be additional rental owed to Lessor.

         B. All payments required to be made by Lessor to Lessee hereunder shall be payable to Lessee at the address set forth on the signature page of this Lease, or at such other address within the continental United States as Lessee may specify from time to time by written notice delivered in accordance herewith.

         C. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), or (2) deposit in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties at their respective addresses set out below, or at such other address as they may have previously specified by written notice delivered in accordance with this subparagraph.

24. HAZARDOUS WASTE. The term "Hazardous Substances," as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Lessor hereby warrants to Lessee that on the effective date of this Lease as set forth on page 1, Lessor has no actual current knowledge of the presence of any Hazardous Substances on the Premises except as disclosed in a Phase I & II Environmental Site Assessment Update, ATEC Project No. 41-17031, prepared by ATEC Environmental Consultants on May 21, 1991. Lessee acknowledges receipt of a copy of such site assessment.

         Lessee hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee's business activities and that are conducted in accordance with all Environment Laws and have been approved in advance in writing by Lessor (the "Permitted Activities"); (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee's business, are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor (the "Permitted Materials"); (iii) no portion of the Premises will be used as a landfill or a dump; (iv) no underground tanks of any type will be installed on or under the Premises; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with any passage of time may constitute a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the term of the Lease, the Premises are found to be contaminated as a result of any action or inaction of Lessee, or if Lessee breaches any agreement set forth in this Paragraph 24, Lessee shall indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations (including attorneys' fees) of any nature arising from or as a result of the use of the Premises by Lessee. The indemnifications set forth in this Paragraph 24 shall survive the termination or expiration of this Lease.

25. LESSOR'S LIEN. In addition to any statutory lien for rent in Lessor's favor, Lessor shall have and Lessee hereby grants to Lessor a continuing security interest for all rentals and other sums of money become due hereunder from Lessee, upon all goods, wares, equipment, fixtures, furniture, inventory, and other personal property of Lessee now or hereafter situated at the Premises, and such property shall not be removed therefrom without the consent of Lessor until all arrearages in rent as well as any and all other sums of money then due to Lessor shall first have been paid and discharged. In the event any of such property is removed from the Premises in violation of the covenant in the preceding sentence, Lessor's security interest shall continue in such property and all proceeds and products regardless of location. Upon a default hereunder by Lessee, in addition to all other rights and remedies, Lessor shall have all rights and remedies under the Colorado Uniform Commercial Code, including without limitation, the right to sell the property described in this Paragraph at public or private sale upon five (5) days notice by Lessor. Lessee hereby agrees to execute such other instruments necessary or desirable under applicable law to perfect the security interest hereby created. Lessor and Lessee agree that this Lease and security agreement serves as a financing statement and that a copy or other reproduction of this portion of this Lease may be filed of record by Lessor and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located at the Premises on a portion of the Land described on Exhibit A, which is owned by Lessor. Notwithstanding anything to the contrary in this Lease, Lessor agrees to subordinate any lien in its favor under this paragraph to an security interest or lien now existing or hereafter created in favor of any lender that has loaned or will loan money to Lessee for the acquisition of assets used in the Premises or for working capital for Lessee's operations in the Premises. Lessor agrees to execute documentation reasonably accepted to its counsel to evidence the subordination of Lessor's lien rights.

LESSOR:                                      LESSEE:

EASTPARK TECHNOLOGY CENTER,                  EXABYTE CORPORATION
LTD., a Colorado limited partnership

By:      ALBURG PROPERTIES LTD.              By:  /s/ FRANK M. LAHUE
         LIABILITY CO.                          ----------------------
         Its General Partner                      Frank M. LaHue
                                                  Senior Vice President -
                                                  Operations

         By:  /s/ JOHN S. ALBERS             ADDRESS:
            ------------------------
              John R. Albers
              Its Executive Manager          1685 38th Street
                                             Boulder, Colorado  80301
                                             Attention:  Frank M. LaHue
ADDRESS:

P.O. Box 655086
Dallas, TX  75265-5086
Attention:  John R. Albers

                                                                   EXHIBIT 10.38

The Registrant hereby agrees to furnish supplementally a copy of the following omitted Exhibits:

         Exhibit A                          The Premises Improved Land
         Exhibit B                          Work Letter
         Exhibit C                          Contract Documents